UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2026
LENZ THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40532	84-4867570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Lomas Santa Fe Dr., Suite 300
Solana Beach, California	92075
(Address of principal executive offices)	(Zip code)
(858) 925-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LENZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On October 28, 2026, LENZ Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
All of the information furnished in this Item 2.02 and the press release attached hereto as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.
On October 28, 2026, the board of directors of the Company (the “Board”) approved a strategic reorganization to prioritize consumer marketing, allocate capital to maximize sales growth, and reduce operating expenses (the “Reorganization”), which included decreasing the Company’s headcount by approximately 75% to approximately 40 full-time employees.
The Company estimates that it will incur non-recurring charges of approximately $5 million in connection with the Reorganization, primarily consisting of severance payments and related termination benefits. The Company expects that substantially all of these charges will be incurred in the fourth quarter of 2026 and that the Reorganization will be substantially completed during the fourth quarter of 2026. The costs that the Company expects to incur are subject to a number of assumptions, and actual results may differ from the Company’s original estimate. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, these actions. If the Company subsequently determines that it will incur additional significant costs associated with the Reorganization, it will amend this Current Report on Form 8-K to disclose such information.
This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the estimated non-recurring charges relating to the Reorganization, the timing for incurring such charges, and the timing for implementing the Reorganization. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, those included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption “Item 1A. Risk Factors,” and in the Company’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in the Company’s reports and other documents that the Company has filed, or will file, with the Securities and Exchange Commission (“SEC”) from time to time and available at www.sec.gov. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of President, Chief Executive Officer and Director
On October 28, 2026, the Company announced that Evert Schimmelpennink, the Company’s President and Chief Executive Officer (“CEO”), will transition from his roles as President and CEO effective December 1, 2026 (the “CEO Transition Date”), with Daniel Chevallard, the Company’s current Chief Financial Officer, to succeed him as Interim President and CEO as of such date. Mr. Schimmelpennink will also resign from the Board effective as of the CEO Transition Date. Mr. Schimmelpennink will continue to serve as President and CEO of the Company on a full-time basis and as a member of the Board until the CEO Transition Date and will thereafter continue as a full time employee of the Company until December 31, 2026 (the “Separation Date”), serving as Strategic Advisor to the CEO from the CEO Transition Date through the Separation Date (the “Transition Period”).

Mr. Schimmelpennink’s decision to resign as an officer and director of the Company was not the result of any dispute or disagreement between the Company and Mr. Schimmelpennink on any matter relating to the operations, policies, or practices of the Company.
In connection with Mr. Schimmelpennink’s decision to resign from the Board, on October 28, 2026, the Board approved a decrease in the size of the Board to five (5), effective as of the CEO Transition Date.
In connection with the separation of Mr. Schimmelpennink’s employment with the Company, the Compensation Committee of the Board approved, and the Company entered into, a Separation Agreement and General Release with Mr. Schimmelpennink, dated October 28, 2026 (the “Separation Agreement”).
Under the Separation Agreement, during the Transition Period, Mr. Schimmelpennink will remain employed by the Company as Strategic Advisor to the CEO to support the transition of his duties and relationships. During the Transition Period, Mr. Schimmelpennink will continue to receive his current annual base salary of $731,400, participate in the Company’s employee benefit plans, and his outstanding equity awards will continue to vest.
Subject to (i) his execution and non-revocation of the Separation Agreement and his execution of a reaffirmation of the release of claims on or within 21 days following the Separation Date, (ii) his continued full-time employment and good-faith performance of his duties through the Separation Date, and (iii) his continued compliance with the Separation Agreement and his confidentiality agreement with the Company, Mr. Schimmelpennink will receive (a) a lump-sum cash payment of $731,400, equal to 12 months of his base salary; (b) a lump-sum cash payment of $309,016.50 in respect of his annual bonus for 2026, equal to his 2026 target annual bonus (65% of his base salary) multiplied by 65%, the Company’s good-faith estimate, as of the date of the Separation Agreement, of 2026 corporate goal achievement; and (c) payment of the premiums for continued group health coverage under COBRA for Mr. Schimmelpennink and his eligible dependents for up to 12 months following the Separation Date (collectively, the “Separation Benefits”).
Vesting of Mr. Schimmelpennink’s outstanding equity awards will cease on the Separation Date, and any portion that is unvested as of the Separation Date will be forfeited; the Separation Agreement does not provide for accelerated vesting. The post-termination exercise period of Mr. Schimmelpennink’s stock options, to the extent vested as of the Separation Date, will be extended until the earlier of September 30, 2027 and the original expiration date of the applicable option, subject to earlier termination in accordance with the applicable equity incentive plan.
Mr. Schimmelpennink will not be entitled to any severance or change in control payments or benefits under the Company’s Executive Change in Control and Severance Policy (the “Severance Policy”), which was filed as Exhibit 10.41 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 6, 2023, and his separation will not constitute a “Qualified Termination” under the Severance Policy. However, if the Company terminates Mr. Schimmelpennink’s employment during the Transition Period other than for Cause (as defined in the Severance Policy), he will continue to receive his base salary and benefits, and his equity awards will continue to vest, through December 31, 2026, and he will remain eligible to receive the Separation Benefits, subject to the other conditions described above.
The Separation Agreement contains a general release of claims by Mr. Schimmelpennink in favor of the Company, as well as confidentiality and non-disparagement covenants and customary cooperation provisions.
Mr. Schimmelpennink has also agreed to make himself reasonably available for three months following the Separation Date to provide transition assistance (not to exceed 15 hours per month without his consent), without additional compensation; he will not be a “Service Provider” for purposes of the Company’s equity incentive plans during that period.
The foregoing description of the material terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2026, to be filed with the SEC.

Appointment of Interim President and Chief Executive Officer
In connection with the transition described above, on October 28, 2026, the Board appointed Daniel Chevallard, the Company’s Chief Financial Officer, to serve as the Company’s Interim President and CEO and principal executive officer replacing Mr. Schimmelpennink in such roles, effective as of the CEO Transition Date. Mr. Chevallard will continue to serve in his roles as the Company’s Chief Financial Officer, “principal financial officer” and “principal accounting officer” under the rules and regulations of the SEC in addition to his roles as interim President, CEO, and “principal executive officer.”
In connection with his appointment as Interim President and CEO, the Compensation Committee of the Board approved, and the Company entered into, an Interim President and CEO Employment Letter, dated October 28, 2026 (the “Interim CEO Employment Letter”).
While Mr. Chevallard serves as Interim President and CEO (the “Interim Period”), Mr. Chevallard will receive an annual base salary of $650,000, which will replace his base salary as Chief Financial Officer, and his target annual bonus opportunity will increase from 45% to 60% of his annual base salary. His annual bonus opportunity for 2026 will be prorated between the two target percentages based on the portion of the year during which he serves as Interim President and CEO, and his annual bonus opportunity for 2027 will be based on the 60% target for the portion of 2027, if any, during which he continues to serve in the role of Interim President and CEO. Any annual bonus remains subject to the achievement of performance objectives determined by the Board and to Mr. Chevallard’s continued employment through the payment date.
Under the Interim CEO Letter Agreement, on October 30, 2026, the Company will grant Mr. Chevallard an option to purchase shares of the Company’s common stock under the Company’s 2024 Equity Incentive Plan (the “Equity Plan”), with an aggregate grant date fair value of approximately $1,500,000 and an exercise price per share equal to the closing price of the Company’s common stock on the grant date (the “Interim Equity Award”). The Interim Equity Award will be granted in lieu of an annual equity award for 2027. The Interim Equity Award will be divided into four equal tranches with vesting commencement dates of November 1, 2026, February 1, 2027, May 1, 2027, and August 1, 2027, respectively, and each tranche will vest in full on the first anniversary of its vesting commencement date, subject to Mr. Chevallard’s continued employment. If Mr. Chevallard ceases to serve as Interim President and CEO for any reason, any tranche for which the vesting commencement date has not yet occurred will be forfeited, and any tranche for which the vesting commencement date has occurred will remain eligible to vest, subject to his continued employment with the Company through the applicable vesting date, provided that if Mr. Chevallard experiences a Qualified Termination (as defined in the Severance Policy), he will immediately vest in any tranche for which the vesting commencement date occurred prior to such Qualified Termination.
Under the Interim CEO Letter Agreement, effective as of the CEO Transition Date, Mr. Chevallard will participate in the Severance Policy at the Tier 1 level, and he will retain Tier 1 status after the end of the Interim Period for so long as he remains employed by the Company. Mr. Chevallard has agreed that the terms of the Interim CEO Letter Agreement, including the end of the Interim Period and his return to his prior positions, duties and compensation, will not constitute grounds for Good Reason under the Severance Policy.
The foregoing description of the material terms of the Interim CEO Employment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim CEO Employment Letter, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2026, to be filed with the SEC.
Biographical information for Mr. Chevallard can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2026, and is incorporated herein by reference.
Mr. Chevallard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act, nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Chevallard or any other person pursuant to which Mr. Chevallard was selected as an officer. There are no family relationships between Mr. Chevallard and any of the Company’s directors or executive officers.

Officer Retention Agreements
In connection with the Reorganization described above, and following discussion with the independent compensation consultant engaged by the Compensation Committee of the Board, the Board approved a retention program for the employees remaining following the Reorganization. As part of such retention program, the Company entered into retention agreements with each of Mr. Chevallard, Marc Odrich, and Shawn Olsson dated October 28, 2026 (the “Officer Retention Agreements”).
Each Officer Retention Agreement provides for a retention bonus equal to 75% of the officer’s target annual bonus award for 2026 ($180,731, $175,500 and $171,982 for each of Mr. Chevallard, Odrich and Olsson, respectively, the “Retention Amount”). 50% of the Retention Amount is delivered in cash (the “Retention Bonus”) and 50% of the Retention Amount is delivered in the form of performance-vesting restricted stock units under the Equity Plan (“PSUs”). The Retention Bonus is earned and payable in two equal installments on the date six months and twelve months following the date of the Officer Retention Agreement (each a “Retention Date”) if the officer remains continuously employed in good standing through each respective Retention Date or, if the officer experiences a Qualified Termination (as defined in the Severance Policy) prior to a Retention Date, subject to providing an effective release of claims to the Company. If a Change in Control (as defined in the Equity Plan) occurs prior to a Retention Date, during the officer’s employment and prior to the payment of a Retention Bonus, any unpaid Retention Bonus shall be accelerated and paid in full.
The PSUs will be granted on the first Monday following the date of the Officer Retention Agreement and will cover the number of shares of Company common stock equal to 50% of the Retention Amount for each officer, divided by the closing price of the Company’s common stock on the date of grant. The PSUs will be eligible to vest based on achievement of a sales goal related to VIZZ on or before the 12-month anniversary of the date of the Officer Retention Agreement (the “Performance Period”), with vesting occurring on the first trading day following the end of the Performance Period if the performance goal has been achieved. Vesting is subject to continued service through the end of the Performance Period, provided that vesting will occur earlier if the officer incurs a Qualified Termination on or after achievement of the performance goal, or if there is a Change in Control during the officer’s continued service.
The Officer Retention Agreements also provide that while the 2026 annual bonuses remain subject to performance goals under the terms of the Company bonus plan and the officer’s continued service, the Company intends to consider approval of 2026 annual bonuses of at least 70% of target based on current expectations. Additionally, the Officer Retention Agreements provide that each officer’s annual equity incentive award for 2027 will be in the form of restricted stock units, positioned at approximately the 75th percentile of peer data, and granted on the second trading day following the Company’s 10-K filing for 2026, with standard four-year vesting, subject in all cases to approval by the Company’s Board or Compensation Committee and the officer’s continued service. Mr. Chevallard will not receive the 2027 annual equity incentive award as a result of receiving the Interim Equity Award described above.
The foregoing description of the material terms of the Officer Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Officer Retention Agreements, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2026, to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 28, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 28, 2026

LENZ THERAPEUTICS, INC.

By:	/s/ Daniel Chevallard
Name:	Daniel Chevallard
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)